                                   Exhibit 21

                          Subsidiaries of the Company.

                        SUBSIDIARIES OF A. SCHULMAN, INC.

                                                                                   Jurisdiction
Name                                                                      of Incorporation/Organization
----                                                                      -----------------------------
N.V. A. Schulman, Plastics, S.A.(1)                                               Belgium
N.V. A. Schulman, S.A.                                                            Belgium
A. Schulman, S.A.(3)                                                              France
A. Schulman Plastics, S.A.(3)                                                     France
Diffusion Plastique(4)                                                            France
A. Schulman GmbH(10)                                                              Germany
A. Schulman, Inc., Limited(1)                                                     United Kingdom
A. Schulman Canada Ltd.                                                           Ontario, Canada
Master Grip, Inc.                                                                 Ohio
Gulf Coast Plastics, Inc.                                                         Texas
A. Schulman AG                                                                    Switzerland
ASI Investments Holding Co.                                                       Delaware
ASI Akron Land Co.                                                                Delaware
A. Schulman International, Inc.                                                   Delaware
A. Schulman de Mexico, S.A. de C.V.(5)                                            Mexico
ASI Employment, S.A. de C.V.(5)                                                   Mexico
AS Mex Hold, S.A. de C.V.(6)                                                      Mexico
Texas Polymer Services, Inc.                                                      Ohio
A. Schulman Polska Sp. z 0.0.(7)                                                  Poland
A. Schulman Plastics SpA(3)                                                       Italy
A. Schulman International Services N.V.(2)                                        Belgium
A. Schulman Hungary Kft.(7)                                                       Hungary
PT A. Schulman Plastics, Indonesia(8)                                             Indonesia
The Sunprene Company(9)                                                           Ohio
A. Schulman Plastics S.L.(1)                                                      Spain
A. Schulman Europe GmbH                                                           Germany

(1)  Owned by A. Schulman Europe GmbH
(2)  Owned by N.V.A. Schulman, S.A.
(3)  Owned by N.V.A. Schulman, Plastics, S.A.
(4)  Owned by A. Schulman, S.A.
(5)  Owned by AS MexHold, S.A. de C.V.
(6)  Owned by A. Schulman International, Inc.
(7)  Owned by A. Schulman GmbH
(8)  65% owned (in joint venture) by A. Schulman International, Inc.
(9)  70% owned (in partnership) by ASI Investments Holding Co.
(10) Owned 90% by A. Schulman Europe GmhH and 10% by A. Schulman, Inc.